April 30, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Smith Barney Potomac Futures Fund L.P.

Commissioners:

We have read the statements made by Citigroup Managed Futures (copy attached), which we understand will be filed with the Commission, pursuant to Item 14 of Form 10, as part of the Fund's Form 10 dated April 30, 2004. We agree with the statements concerning our Firm in such Form 10.

Very truly yours,

/s/PricewaterhouseCoopersLLP
   PricewaterhouseCoopers LLP